1
Presentation to the Special Committee of the January 21, 2010
Board of Directors of FortuNet, Inc.
C O N F I D E N T I A L
Exhibit (c)(1)(A)
The information contained herein is of a confidential nature and is intended for the exclusive use of the persons or firm to whom it is furnished by us.
Reproduction, publication, or dissemination of portions hereof may not be made without prior approval of Duff & Phelps, LLC.

Duff & Phelps Disclaimer
The following pages contain material that is being provided by Duff & Phelps, LLC (“Duff & Phelps”) to the Special Committee (the “Special
Committee”) of the Board of Directors (the “Board”) of FortuNet, Inc. (“FortuNet” or the “Company”) in connection with the Proposed
Transaction, as herein defined.
The accompanying material was, and any Opinion (as defined herein) will be, compiled on a confidential basis for the sole reliance of the Special
Committee in connection with their evaluation of the Proposed Transaction and may not be distributed to any other party, publicly disclosed, or relied upon for any other purpose without the prior written consent of Duff & Phelps.
Because this material was prepared for use in the context of an oral presentation to the Special Committee, which is familiar with the business and affairs of the Company, neither the Company nor Duff & Phelps, nor any of their respective legal or financial advisors or accountants, take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee.
These materials are not intended to represent an opinion but rather to serve as discussion materials for the Special Committee to review and as a basis upon which Duff & Phelps may render an opinion.
An opinion would not i) address the merits of the underlying business decision of the Special Committee or the Company or any other party to the
Proposed Transaction to enter into the Proposed Transaction versus any alternative strategy or transaction; ii) constitute a recommendation to any of the Special Committee, the Board, the Company or any committee thereof, or any other person as to how such person should vote or as to any other specific action that should be taken in connection with the Proposed Transaction; or iii) create any fiduciary duty on Duff & Phelps’ part to any party.
The information utilized in preparing this presentation was obtained from the Company and public sources. Any estimates and projections contained herein have been prepared by the management of the Company or their financial or legal advisors and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, expressed or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Duff & Phelps did not attempt to independently verify such information.
No selected company or selected transaction used in our analysis is directly comparable to the Company or the Proposed Transaction.

Table of Contents
I. Executive Summary
II. Business & Financial Overview
III. Valuation Analysis
– Discounted Cash Flow Approach
– Market Approach
IV. Conclusion
Appendix
A. Premiums Paid Analysis
B. Hypothetical Liquidation Analysis

I. Executive Summary

Executive Summary
The Engagement
The Special Committee has engaged Duff & Phelps as its independent financial advisor in connection with the Proposed Transaction, which may include providing an opinion (the “Opinion”) to the Special Committee as to the fairness, from a financial point of view, to the stockholders of the Company, other than the Trust (defined below) and its affiliates, of the consideration to be received by such stockholders in the contemplated transaction described herein (the “Proposed Transaction”).
Any Opinion will not address the fairness of the impact of the Proposed Transaction on any particular stakeholder of the Company, the fairness of the Proposed Transaction to any specific stakeholder of the Company, or the fairness of the contemplated procedures for effectuating the
Proposed Transaction.
The Proposed Transaction
The Proposed Transaction involves the tender offer by Yuri Itkis Gaming Trust of 1993 (the “Trust”) to acquire the remaining 25.22%
stake in the Company for $6.27 million in cash, or $2.25 per share (the “Offer Price”).  The Trust currently owns 74.78% of the outstanding shares of common stock of the Company.
The Trust has indicated that its offer is conditioned upon the tender of a sufficient number of shares of common stock to cause the Trust to own 90% of the outstanding shares.  If that condition is satisfied, the Trust has indicated that it intends to acquire the remaining shares not already owned by it through a short form cash merger at the same per share cash price paid in the tender offer.
Background to the Proposed Transaction
On November 23, 2009, the Company’s CEO and sole trustee and beneficiary of the Trust, Yuri Itkis, sent notice to the Board of
Directors of the Trust’s intention to commence a tender offer for all the shares not already owned by the Trust (representing 25.22% of the total shares of the Company).  The indicated offer price on November 23, 2009 was $1.70 per share.
On January 15, 2010, the Trust commenced a tender offer for the 25.22% of the total shares of the Company not already owned by the Trust for $2.25 per share, representing a 32% increase over the November 23, 2009 indicated offer price.

Executive Summary

Scope of Analysis
In connection with our analysis, we have used generally accepted valuation and analytical techniques and made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances.
Duff & Phelps also took into account our assessment of general economic, market and financial conditions, as well as our experience in securities and business valuation, in general, and with respect to similar transactions, in particular.
Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this presentation included, but were not limited to, the items summarized below:
–
Discussed the operations, financial condition, liquidity needs, future prospects and projected performance of the Company, and the Proposed Transaction with Company management;
–
Reviewed certain audited and internal financial statements and other financial and operating data concerning the Company, which the Company identified as being the most current available;
–
Reviewed certain financial forecasts prepared by the management of the Company;
–
Reviewed the Offer to Purchase for Cash All Outstanding Shares of Common Stock of FortuNet, Inc. at  $2.25  Per Share by The
Yuri Itkis Gaming Trust of 1993 and YI Acquisition Corp. filed with the Securities and Exchange Commission  on Form SC TO-T
January 15, 2010 (the “Offer to Purchase”);
–
Reviewed the historical and current trading prices and trading volume of publicly traded common stock of companies that we deemed relevant;
–
Compared the financial performance of the Company with that of certain publicly traded companies that we deemed relevant;
–
Compared the financial performance of the Company to financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant; and
–
Conducted such other analyses and considered such other factors as we deemed appropriate.

Executive Summary

Assumptions, Qualifications and Limiting Conditions
In performing its analyses with respect to the Proposed Transaction, Duff & Phelps, with your consent, has:
–
Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify any such information;
–
Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;
–
Assumed that the face value of the auction rate securities on the Company’s most recent balance sheet approximates fair value;
–
Assumed, without verification, that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
–
Assumed that all information supplied to Duff & Phelps and information and statements made in the Offer to Purchase are substantially accurate;
–
Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed
Transaction will be completed in accordance with the Offer to Purchase without any amendments thereto or any waivers of any terms or conditions thereof;
–
Relied upon the fact that the Company has been advised by counsel as to all legal matters with respect to the Proposed
Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and
–
Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed
Transaction will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Proposed Transaction.

1

Executive Summary
Value Conclusions
Duff & Phelps concluded an enterprise value range for FortuNet of $15.30 million to $18.60 million.
To arrive at an aggregate equity value for FortuNet, we added cash and the face value of investment securities (auction rate securities) to the concluded enterprise value.  The result was an aggregate equity value for FortuNet of $21.95 million to $25.25 million, with a midpoint of
$23.40 million. This resulted in a per share value for FortuNet ranging from $1.99 to $2.28, with a midpoint of $2.12.
Valuation Conclusions Offer Price
($ in thousands)
Low Midpoint High
Discounted Cash Flow Analysis $14,250 $15,300 $17,150
Market Approach $16,300 $18,150 $20,000
Enterprise Value Conclusion $15,300 $16,750 $18,600 $18,222
Plus: Cash and Cash Equivalents 3,650 3,650 3,650 3,650
Plus: Investment Securities (Long-Term) 3,000 3,000 3,000 3,000
Equity Value $21,950 $23,400 $25,250 $24,872
per share - 11,054,011 fully diluted shares $1.99 $2.12 $2.28 $2.25
Implied Multiples (Excluding Public Costs)
2
2010 EBITDA $4,647 3.3x 3.6x 4.0x 3.9x
2010 EBIT $2,332 6.6x 7.2x 8.0x 7.8x
2010 Net Income $1,632 9.4x 10.3x 11.4x 11.2x
Implied Multiples (Including Public Costs)
2
2010 EBITDA $4,163 3.7x 4.0x 4.5x 4.4x
2010 EBIT $1,848 8.3x 9.1x 10.1x 9.9x
2010 Net Income
3
$1,294 11.8x 12.9x 14.4x 14.1x
1
12/31/2009 estimated balance sheet provided by Management.
2
Public costs include accounting, legal, and professional services, directors fees and other public company related costs.  Public costs were estimated by management at $484k for 2010.
3
Represents tax-effected operating income, excluding interest and investment income.  Cash and investment securities excluded from the P/E multiple calculation.
3

Executive Summary
Equity Value Indications
FortuNet, Inc.
Equity Value Indications
($000’s)
DCF  Approach
Market Approach
Concluded
Range
Preliminary
Pricing Indication
$1.70 / Share
Current
Offer Price
$2.25 / Share
Note: Preliminary pricing indication represents the $1.70 per share announcement that Yuri Itkis Gaming Trust of 1993 made on November 23, 2009.

II. Business & Financial Overview

Business & Financial Overview
FortuNet Common Stock Overview
As of January 15, 2010, FortuNet had 11,054,011 shares of common stock issued and outstanding.
As part of its analysis, Duff & Phelps analyzed the historical daily stock prices and daily trading volume levels for the Company’s common stock for the latest twelve months.
The Company’s common shares currently trade on the NASDAQ Capital Market under the ticker “FNET.”
FNET’s stock traded 252 days during the last year, out of a possible 252 total trading days between January 15, 2009 and January 15, 2010.
The top holder of common stock is the Trust, whose sole trustee and beneficiary is Yuri Itkis, the CEO of FortuNet.  The Trust holds about
8,266,500 shares outstanding, or 74.78% of total shares outstanding.

Business & Financial Overview
FortuNet Common Stock Overview (continued)
Common Stock Data
Offer Price $2.25
Unaffected Stock Price:
Stock Price 1-Day Prior to Announcement $1.28
Stock Price 1-Week Prior to Announcement $1.31
Stock Price 4-Weeks Prior to Announcement $1.22
Implied Premium:
Premium to Stock Price 1-Day Prior to Announcement 75.8%
Premium to Stock Price 1-Week Prior to Announcement 71.8%
Premium to Stock Price 4-Weeks Prior to Announcement 84.4%
Common Shares Outstanding (000s) 11,054
52-Week Average Daily Trading Volume (000s) 72
Average Daily Trading Volume / Public Float 2.7%
Public Float 23.8%
Institutional Ownership 2.3%

Business & Financial Overview
FortuNet Common Stock Price and Volume
December 29, 2008 – January 15, 2010
0.00
0.50
1.00
1.50
2.00
2.50
3.00
3.50
4.00
4.50
0
100,000
200,000
300,000
400,000
500,000
600,000
700,000
800,000
900,000
1,000,000
A
C
D
B
E
                              - Board of Directors declares special cash dividend of $2.50/share to shareholders of record date of April 24, 2009 and a payment date of May 4, 2009.
                           - Company pays $2.50 cash dividend.
                                          - Company receives notice from NASDAQ that for 30 consecutive days the Company's common stock has not maintained the minimum market value.
The Company was given until December 14, 2009 to come into compliance with the NASDAQ listing rules.  Temporary unexplained change in FortuNet stock price and volume.
                                         - CEO Yuri Itkis sent notice to Board of Directors of the Trust's intention to commence a tender offer for all the shares outstanding not already owned by the Trust.  The proposed offer price is $1.70 per share. The Trust currently owns 74.78% of the outstanding shares of common stock of FortuNet.
                                    - The Trust commenced a tender offer for all the shares outstanding not already owned by the Trust for $2.25 per share.  The increased offer price represents a 32% increase over the originally announced price of $1.70 per share.
A. April 17, 2009
B. May 4, 2009
C. September 15, 2009
D. November 23, 2009
E. January 15, 2010

Business & Financial Overview
Financial Performance
Financial Performance Summary
($ in thousands)
FY FY FY FY FY LTM FY FY 3-yr CAGR
2004A 2005A 2006A 2007A 2008A 9/30/2009A 2009E
2
2010E
2
Total Revenue $14,327 $14,685 $16,460 $16,489 $16,019 $16,055 $16,105 $16,615 2.9%
Growth NA 2.5% 12.1% 0.2% -2.8% 2.0% 0.5% 3.2%
Gross Profit $13,798 $14,263 $16,069 $15,816 $15,294 $15,009 $15,067 $15,445 2.4%
Margin 96.3% 97.1% 97.6% 95.9% 95.5% 93.5% 93.6% 93.0%
Adj. EBITDA
1
$5,910 $5,901 $4,182 $5,850 $4,986 $4,337 $4,042 $4,163 -5.5%
Margin 41.3% 40.2% 25.4% 35.5% 31.1% 27.0% 25.1% 25.1%
Public Company Add-Backs $0 $0 $1,061 $534 $343 $384 $552 $484
Adj. EBITDA (excluding public costs) $5,910 $5,901 $5,244 $6,385 $5,329 $4,721 $4,594 $4,647 -3.3%
Margin 41.3% 40.2% 31.9% 38.7% 33.3% 29.4% 28.5% 28.0%
Adj. EBIT Adj. EBITDA (excluding public costs)
1
$3,758 $3,495 $2,980 $4,479 $3,254 $2,598 $2,590 $2,332 -2.4%
Margin 26.2% 23.8% 18.1% 27.2% 20.3% 16.2% 16.1% 14.0%
Capital Expenditures $3,011 $1,774 $3,411 $3,373 $1,847 $909 $1,050 $3,000
% of Revenues 21.0% 12.1% 20.7% 20.5% 11.5% 5.7% 6.5% 18.1%
1
Adjusted for certain one-time items as identified by Company management.
2
Provided by management.

II. Valuation Analysis

Valuation Analysis
Discounted Cash Flow Analysis – Key Assumptions
•The
Company provided Duff & Phelps with a forecasted statement of operations for the Company for the fiscal year ending December 31, 2010.
Key assumptions in the fiscal 2010 forecast include:
Total Revenue Growth: 3.2%
EBITDA Margin (excluding public company costs): 28.0%
Net Working Capital: approximately 19.0% revenue
Capital Expenditures: $1,500,000 of maintenance capital expenditures and $1,500,000 planned expenditure for a bingo card printer
•Beyond 2010, we compiled financial projections for the Company based on Company management’s 2010 budget, statements by Company management regarding their plans and intentions, our investigation and understanding of the business, and such other information as we deemed appropriate.  Key assumptions include:
Scenario 1:
Total Revenue Growth: 2.5% annually for 2011 through 2019
EBITDA Margin (excluding public company costs): constant at 28.0%
Capital expenditures: Estimated at approximately 10% of revenue
Interest and investment income from cash and investment securities excluded
Scenario 2:
Total Revenue Growth: 3.0% annually for 2011 through 2019
EBITDA Margin (excluding public company costs): constant at 28.0%
Capital expenditures: Estimated at approximately 10% of revenue
Interest and investment income from cash and investment securities excluded
•We estimated the terminal value of the Company by utilizing commonly accepted present value of perpetuity formulas.  This continuing value is equivalent to the present value of all cash flows after the projection period.  Our terminal value calculations were based on a terminal growth rate of 2.5% for Scenario 1 and a 3.0% growth rate for Scenario 2.
•Duff
& Phelps discounted the discrete cash flows and terminal value at weighted average cost of capital rates ranging from 15.0% to 17.0%.

1
1

Valuation Analysis
Discounted Cash Flow Analysis – Scenario 1
•Our DCF analysis yielded enterprise value ranges for FortuNet of $14.25 million to $16.50 million under Scenario 1.  Highlights of the Scenario 1
DCF analysis are presented below.
Discounted Cash Flow Analysis
($ in thousands)
2009E 2010E 2011E 2012E 2013E 2014E 2015E 2019E 10-Year CAGR
Revenue $16,105 $16,615 $17,031 $17,456 $17,893 $18,340 $18,799 $20,750
2.6%
Growth 0.5% 3.2% 2.5% 2.5% 2.5% 2.5% 2.5% 2.5%
EBITDA 4,594 4,647 4,763 4,882 5,004 5,129 5,257 5,803
2.4%
EBITDA Margin 28.5% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0%
Earnings Before Interest and Taxes 2,332 2,712 2,793 2,875 2,960 3,047 3,698
Pro Forma Cash Taxes @ 30% (700) (814) (838) (863) (888) (914) (1,109)
Net Operating Profit After Tax 1,632 1,898 1,955 2,013 2,072 2,133 2,588
Depreciation 2,315 2,051 2,089 2,129 2,169 2,210 2,106
Capital Expenditures (3,000) (1,733) (1,771) (1,810) (1,851) (1,892) (2,068)
(Increase) Decrease in Working Capital (97) (79) (81) (83) (85) (87) (96)
Free Cash Flow 850 2,138 2,192 2,248 2,305 2,364 2,530
Terminal Growth Rate 2.5% 2.5% 2.5%
Weighted Average Cost of Capital 17.00% 16.00% 15.00%
Low Midpoint High
Enterprise Value Range $14,250 $15,300 $16,500
Implied Multiples (Excluding Public Costs)
2010 EBITDA $4,647 3.1x 3.3x 3.6x
2010 EBIT $2,332 6.1x 6.6x 7.1x
2010 Net Income
$1,632 8.7x 9.4x 10.1x
Implied Multiples (Including Public Costs)
2010 EBITDA $4,163 3.4x 3.7x 4.0x
2010 EBIT $1,848 7.7x 8.3x 8.9x
2010 Net Income
$1,294 11.0x 11.8x 12.8x
1
Excluding interest and investment income

1
1

Valuation Analysis
Discounted Cash Flow Analysis – Scenario 2
•Our DCF analysis yielded enterprise value ranges for FortuNet of $14.70 million to $17.15 million under Scenario 2.  Highlights of the Scenario 2
DCF analysis are presented below.
Discounted Cash Flow Analysis
($ in thousands)
2009E 2010E 2011E 2012E 2013E 2014E 2015E 2019E 10-Year CAGR
Revenue $16,105 $16,615 $17,114 $17,627 $18,156 $18,701 $19,262 $21,679
3.0%
Growth 0.5% 3.2% 3.0% 3.0% 3.0% 3.0% 3.0% 3.0%
EBITDA 4,594 4,647 4,786 4,930 5,078 5,230 5,387 6,063
2.8%
EBITDA Margin 28.5% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0% 28.0%
Earnings Before Interest and Taxes 2,332 2,728 2,825 2,925 3,029 3,135 3,886
Pro Forma Cash Taxes @ 30% (700) (818) (848) (878) (909) (941) (1,166)
Net Operating Profit After Tax 1,632 1,909 1,978 2,048 2,120 2,195 2,720
Depreciation 2,315 2,058 2,105 2,152 2,201 2,252 2,177
Capital Expenditures (3,000) (1,740) (1,786) (1,834) (1,883) (1,934) (2,151)
(Increase) Decrease in Working Capital (97) (95) (98) (101) (104) (107) (120)
Free Cash Flow 850 2,133 2,198 2,265 2,335 2,406 2,626
Terminal Growth Rate 3.0% 3.0% 3.0%
Weighted Average Cost of Capital 17.00% 16.00% 15.00%
Low Midpoint High
Enterprise Value Range $14,700 $15,800 $17,150
Implied Multiples (Excluding Public Costs)
2010 EBITDA $4,647 3.2x 3.4x 3.7x
2010 EBIT $2,332 6.3x 6.8x 7.4x
2010 Net Income
$1,632 9.0x 9.7x 10.5x
Implied Multiples (Including Public Costs)
2010 EBITDA $4,163 3.5x 3.8x 4.1x
2010 EBIT $1,848 8.0x 8.5x 9.3x
2010 Net Income
$1,294 11.4x 12.2x 13.3x
1
Excluding interest and investment income

Valuation Analysis

Selected Public Company Analysis – Methodology
Duff & Phelps reviewed the current trading multiples of six publicly traded companies that Duff & Phelps determined to be relevant to its analysis. Duff & Phelps analyzed the LTM and projected EBITDA, EBIT and Net Income for each of the publicly traded companies. Duff
& Phelps then analyzed the trading multiples of enterprise value (“EV”) to EBITDA and EBIT and equity value to Net Income.
We selected the following publicly traded companies for our analysis:
–
Bally Technologies, Inc., GameTech International Inc., International Game Technology, Multimedia Games Inc., Shuffle Master Inc.,
and WMS Industries Inc.
Duff & Phelps reviewed the cash balances as a percent of the market capitalization of the six publicly traded companies.  Based on this review, GameTech’s P/E multiple was adjusted to exclude cash and interest income due to its high cash balance to equity value ratio relative to the other selected public companies.  This adjustment was made in order to determine appropriate net income multiples to apply to FortuNet, excluding interest and investment income.
Selected M&A Transaction Analysis – Methodology
Duff & Phelps selected merger and acquisition transactions involving target companies that Duff & Phelps believed to be relevant to its analysis. Duff & Phelps computed the LTM Revenue and EBITDA for each of the target companies (where publicly disclosed).  Duff &
Phelps then calculated the implied enterprise value for each transaction to the target’s respective Revenue and EBITDA.
Duff & Phelps selected 12 precedent transactions.
None of the selected public companies nor those companies involved in the selected transactions in the following analysis are, of course, identical to the Company. Accordingly, a complete valuation analysis cannot be limited to a quantitative review of the selected companies and selected transactions. Rather, the analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their value relative to the Company.

Valuation Analysis
Selected Public Company Analysis
SELECTED PUBLIC COMPANY ANALYSIS
($ in millions)
COMPANY INFORMATION Revenue Growth EBITDA Growth EBITDA Margin EBIT Margin
Company Name
3- Yr
CAGR
LTM 2010
3- Yr
CAGR
LTM 2010 LTM 2010 LTM 2010
Bally Technologies, Inc.
17.7% -11.1% 6.4% 73.2% 2.2% 13.9% 33.6% 33.9% 24.8% 26.8%
GameTech International Inc.
3.8 -15.9 20.1 1.6 -28.2 39.5 22.7 21.6 5.7 9.4
International Game Technology
-5.6 -16.4 7.2 -9.5 -24.7 13.4 33.7 38.2 20.6 24.6
Multimedia Games Inc.
-4.3 -3.0 19.7 -7.4 -9.9 6.5 43.0 47.2 -5.0 5.1
Shuffle Master Inc.
3.3 -5.6 8.6 -2.2 19.7 21.2 30.6 34.9 17.5 18.9
WMS Industries Inc.
16.1 7.7 13.5 25.4 9.8 16.3 32.3 33.5 20.0 22.1
Mean 5.2% -7.4% 12.6% 13.5% -5.2% 18.5% 32.7% 34.9% 13.9% 17.8%
Median 3.5% -8.4% 11.0% -0.3% -3.9% 15.1% 32.9% 34.4% 18.7% 20.5%
FortuNet, Inc.
2.9% 2.0% 3.2% -3.3% -12.5% 1.1% 29.4% 28.0% 16.2% 14.0%
Note 1: Projections as of calendar year, with the exception of GameTech which is as of its fiscal year end, November 1, 2010.
Note 2: FortuNet results exclude public company costs, with the exception of LTM EBITDA growth which includes public company costs.
LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Bloomberg, Capital IQ, SEC filings

Valuation Analysis
Selected Public Company Analysis
SELECTED PUBLIC COMPANY ANALYSIS
($ in millions)
COMPANY INFORMATION MARKET DATA Stock Price as a Multiple of Enterprise Value as a Multiple of
Company Name
Stock Price on
1/15/10
% of 52-Wk
High
EV LTM EPS 2010 EPS
LTM
EBITDA
2010
EBITDA
LTM EBIT 2010 EBIT
Bally Technologies, Inc.
$45.00 100.8% $2,753 20.5x 17.1x 9.7x 8.8x 13.2x 11.2x
GameTech International Inc.
1.37 68.5 42 NM 3.7 3.7 3.3 14.8 7.7
International Game Technology
20.29 88.0 8,033 26.4 22.4 11.3 9.5 18.4 14.7
Multimedia Games Inc.
5.70 88.6 218 NM NM 4.0 3.2 NM NM
Shuffle Master Inc.
9.48 97.3 593 NM 23.2 10.8 8.9 18.8 16.4
WMS Industries Inc.
43.46 88.9 2,525 27.6 21.5 10.9 9.1 17.6 13.8
Mean 88.7% $2,361 24.8x 17.6x 8.4x 7.1x 16.6x 12.7x
Median 88.8% $1,559 26.4x 21.5x 10.3x 8.8x 17.6x 13.8x
Note 1: Projections as of calendar year, with the exception of GameTech which is as of its fiscal year end, November 1, 2010.
Note 2:  GameTech 2010 P/E multiple adjusted to exclude cash / investments and estimated interest / investment income.
LTM = Latest Twelve Months
CAGR = Compounded Annual Growth Rate
Enterprise Value = (Market Capitalization) + (Debt + Preferred Stock + Minority Interest) - (Cash & Equivalents)
EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization
Source: Bloomberg, Capital IQ, SEC filings

Valuation Analysis
Selected M&A Transaction Analysis
SELECTED TRANSACTION ANALYSIS
($ in millions)
Announced Target Name Target Business Description Acquirer Name
Enterprise
Value
LTM
Revenue LTM EBITDA
EBITDA
Margin
LTM EBITDA
Growth EV / Revenue EV / EBITDA P/E
4/30/2008 Sanwa Denshi Co. Ltd. Manufactures parts for arcade gaming Kyosha Co. Ltd. JPY 496.0 JPY 1,150.0 NA NA NA 0.43x NA NA
3/4/2008 Cyberview Technology, Inc. Develops downloadable server-based gaming systems International Game Technology £30.1 £26.5 £0.9 3.3% -11.4% 1.14x 34.1x NM
2/1/2008 Boss Media AB Engages in the development and supply of e-gaming software
Medströms Invest AB; GTECH
Corporation
$1,056.2 $312.3 $106.2 34.0% 16.5% 3.38x 9.9x 33.3x
5/1/2007
Oberthur Gaming Technologies
Corp.
Engages in printing, supplying and distributing lottery tickets Scientific Games Corp. $102.7 $125.7 NA NA NA 0.82x NA NA
10/30/2006 Empire Interactive plc
Engages in the developing and publishing of entertainment
software
Silverstar Holdings Ltd. $15.5 $21.2 -$1.8 -8.3% NA 0.73x NM NA
8/30/2006
Summit Amusement &
Distributing, Ltd.
Designs, develops, and manufactures video gaming machines GameTech International Inc. $39.7 $25.0 NA NA NA 1.59x NA NA
7/25/2006 Radica Games Ltd. Engages in the development of electronic entertainment products
Mattel Inc. $185.8 $148.7 $11.9 8.0% 2.1% 1.25x 15.6x 19.2x
6/15/2006
Venture Catalyst, Inc.
(nka:Mariposa Software, Inc.)
Provides consulting services for the gaming and hospitality
industry
International Game Technology $14.6 $9.9 $0.3 2.9% NA 1.48x NM NM
1/10/2006 GTECH Holdings Corp. Provides gaming and technology solutions
Lottomatica S.p.A
(nka:Lottomatica Group S.p.A.)
$4,736.2 $1,274.4 $498.1 39.1% 6.8% 3.72x 9.5x 23.4x
11/14/2005 StarGames Pty. Limited
Engages in manufacturing and marketing electronic gaming
machines primarily to casinos
Shuffle Master Inc. $154.5 $71.4 $11.1 15.6% -4.6% 2.16x 13.9x 22.1x
6/10/2005 XN Checkout Holdings plc
Offers information technology hardware, sofware and services to the gaming and leisure sectors
Torex Retail PLC $128.9 $33.2 $3.8 11.5% NA 3.88x 33.8x NA
1/21/2005 Virtgame Corp.
Provides networked gaming software to the gaming and lottery industries
Mikohn Gaming Corp.
(nka:Progressive Gaming
International Corporation)
$12.7 $0.4 -$2.2 NM NA NM NM NA
High 39.1% 16.5% 3.88x 34.1x 33.3x
Low -8.3% -11.4% 0.43x 9.5x 19.2x
Mean 13.3% 1.9% 1.87x 19.5x 24.5x
Median 9.8% 2.1% 1.48x 14.7x 22.8x
Source: Capital IQ and company filings

1
1

Valuation Analysis
Summary of the Market Approach
In selecting multiples, we analyzed GameTech International, the only company that competes directly with FortuNet, as well as the selected public companies taken as a group, that represents the broader gaming equipment industry, and taking into consideration risk factors that impact multiples, such as size, profitability and future growth prospects.
The summary of the Market Approach based on our analysis of Selected Public Companies and Selected M&A Transactions can be found below.
($ in thousands)
Metric
Public Company
Median
Transaction
Median
Selected
Multiple
Company
Performance
Enterprise Value Indications
LTM Adj. EBITDA (excluding public costs)
3.7x - 11.3x 10.3x 14.7x 4.0x $4,721 $18,883
2010 EBITDA
1
3.3x - 9.5x 8.8x NA 4.0x $4,647 $18,587
LTM Adj. EBIT (excluding public costs)
13.2x - 18.8x 17.6x NA 7.0x $2,598 $18,183
2010 EBIT
1
7.7x - 16.4x 13.8x NA 7.0x $2,332 $16,322
LTM Net Income
1,2
20.5x - 27.6x 26.4x NA 11.0x $1,818 $20,001
2010 Net Income
1,2
3.2x - 23.2x 21.5x NA 11.0x $1,632 $17,954
Concluded Enterprise Value Range $16,300 - $20,000
Implied Multiples (Excluding Public Costs)
2010 EBITDA $4,647 3.5x - 4.3x
2010 EBIT $2,332 7.0x - 8.6x
2010 Net Income
2
$1,632 10.0x - 12.3x
Implied Multiples (Including Public Costs)
2010 EBITDA $4,163 3.9x - 4.8x
2010 EBIT $1,848 8.8x - 10.8x
2010 Net Income
2
$1,294 12.6x - 15.5x
Public Company Range
1
Public costs include accounting, legal, and professional  services, directors fees and other public company related costs.  Public costs estimated by management at $384k for LTM and $484k for 2010.
2
Excluding interest and investment income.
Selected Public Company / Transaction Analysis  Summary

IV. Conclusion

1
1

Conclusion
Equity Value Conclusion
Duff & Phelps concluded an enterprise value range for FortuNet of $15.30 million to $18.60 million.
To arrive at an aggregate equity value conclusion for FortuNet, we added cash and the face value of investment securities
(auction rate securities) to the concluded enterprise value. The result was an aggregate equity value for FortuNet of $21.95 million to $25.25 million, with a midpoint of $23.40 million. This results in a concluded per share value range for FortuNet of $1.99 to
$2.28, with a midpoint of $2.12.
Valuation Conclusions Offer Price
($ in thousands)
Low Midpoint High
Discounted Cash Flow Analysis $14,250 $15,300 $17,150
Market Approach $16,300 $18,150 $20,000
Enterprise Value Conclusion $15,300 $16,750 $18,600 $18,222
3,650 3,650 3,650 3,650
3,000 3,000 3,000 3,000
Equity Value $21,950 $23,400 $25,250 $24,872
per share - 11,054,011 fully diluted shares $1.99 $2.12 $2.28 $2.25
Implied Multiples (Excluding Public Costs)
2
2010 EBITDA $4,647 3.3x 3.6x 4.0x 3.9x
2010 EBIT $2,332 6.6x 7.2x 8.0x 7.8x
3
$1,632 9.4x 10.3x 11.4x 11.2x
Implied Multiples (Including Public Costs)
2
2010 EBITDA $4,163 3.7x 4.0x 4.5x 4.4x
2010 EBIT $1,848 8.3x 9.1x 10.1x 9.9x
3
$1,294 11.8x 12.9x 14.4x 14.1x
1
12/31/2009 estimated balance sheet provided by Management.
2
Public costs include accounting, legal, and professional services, directors fees and other public company related costs.  Public costs were estimated by management at $484k for 2010.
3
Represents tax-effected operating income, excluding interest and investment income. Cash and investment securities excluded from the P/E multiple calculation.
Plus: Cash and Cash Equivalents
Plus: Investment Securities (Long-Term)
2010 Net Income
2010 Net Income

Appendix

A. Premiums Paid Analysis

Premiums Paid Analysis
Premiums Paid Analysis
Going private transactions where the majority shareholder purchases the remaining outstanding shares reflects 70 transactions.
Public-to-private transactions reflects 676 transactions.
Premiums Paid Analysis - Going Private Transactions - Last 5 Years
Majority Shareholder Purchases
Remaining Outstanding Shares
Public-to-Private Transactions
One-Day Before
Announcement Date %
One-Week Before
Announcement Date %
Four-Weeks Before
Announcement Date %
One-Day Before
Announcement Date %
One-Week Before
Announcement Date %
Four-Weeks Before
Announcement Date %
Overall Median 17.1% 17.9% 24.0% 19.9% 21.8% 24.7%
Overall Mean 25.9% 26.1% 39.1% 33.9% 34.2% 39.0%
Fortunet Implied $2.25 Offer Premiums 75.8% 71.8% 84.4% 75.8% 71.8% 84.4%
Notes:
Transactions announced, closed, or effective from 12/31/2004 1/12/2010
Source: Capital IQ

Premiums Paid Analysis
Premiums Paid Analysis - Controlling Interest Transactions
2005 2006 2007 2008 2009 FortuNet
Median Premiums Including Discounts
Median Premium
One-Day Before Announcement Date % 16.5% 728 17.0% 975 16.8% 1154 24.8% 775 24.6% 673 75.8%
One-Week Before Announcement Date % 18.7% 729 19.7% 978 19.3% 1154 28.3% 777 26.9% 673 71.8%
Four-Weeks Before Announcement Date % 23.8% 731 23.7% 979 22.8% 1157 27.8% 778 35.5% 673 84.4%
Median Premiums Excluding Discounts
Median Premium
One-Day Before Announcement Date % 20.5% 623 20.8% 841 20.8% 981 31.6% 643 35.0% 542 75.8%
One-Week Before Announcement Date % 22.9% 634 23.4% 854 23.9% 984 36.4% 637 37.8% 543 71.8%
Four-Weeks Before Announcement Date % 28.1% 635 26.8% 979 28.3% 985 38.3% 625 45.3% 555 84.4%
Notes:
Figures in red represent number of transactions included.
Source: Capital IQ

B. Hypothetical Liquidation Analysis

Hypothetical Liquidation Analysis
Note:  Assumptions provided by Company Management.
Liquidation Analysis
Assets
9/30/2009
Balance Sheet
Net
Realizable
Value Value
Cash and cash equivalents $3,449 100.0% $3,449
Accounts receivable 1,256 100.0% $1,256
Refundable income taxes 633 100.0% $633
Inventories 2,198 25.0% $550
Prepaid expenses 150 0.0% $0
Property and equipment
2 Printing presses 2,000 25.0% $500
Units 2,819 50.0% $1,410
Total property and equipment 4,819 39.6% $1,910
Investment securities (long-term) 3,050 80.0% $2,440
Other assets 28 0.0% $0
Deferred tax asset 874 50.0% $437
Total Assets 16,457 64.9% $10,674
Liabilities
Accounts payable 186 100.0% $186
Commissions payable 116 100.0% $116
Accrued expenses 313 100.0% $313
Total Liabilities 614 $614
Liquidation Costs
Employee Costs $900
Lease Costs $950
Legal and other liquidation costs $200
Less:  Liquidation costs $2,050
Liquidation Value $8,010